TEFMD

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,281
Class B	$200
Class C	$482
Class F-1	$398
Class F-2	$13
Total	$6,374
Class R-5	$114
Total	$114

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2962
Class B	$0.2432
Class C	$0.2400
Class F-1	$0.2892
Class F-2	$0.3094
Class R-5	$0.3108

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	17,587
Class B	797
Class C	2,035
Class F-1	1,334
Class F-2	79
Total	21,832
Class R-5	294
Total	294

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$14.37
Class B	$14.37
Class C	$14.37
Class F-1	$14.37
Class F-2	$14.37
Class R-5	$14.37

TEFVA 01/31/09

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,804
Class B	$150
Class C	$357
Class F-1	$532
Class F-2	$24
Total	$6,867
Class R-5	$47
Total	$47

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3031
Class B	$0.2467
Class C	$0.2427
Class F-1	$0.2974
Class F-2	$0.3170
Class R-5	$0.3196

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	19,773
Class B	580
Class C	1,542
Class F-1	1,897
Class F-2	185
Total	23,977
Class R-5	65
Total	65

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$15.53
Class B	$15.53
Class C	$15.53
Class F-1	$15.53
Class F-2	$15.53
Class R-5	$15.53